EXHIBIT 99a

                                                      Carolina First Corporation
                                                      P.O. Box 1029
                                                      Greenville, SC 29602
                                                      864/255-4919

NEWS RELEASE
================================================================================

DATE:             January 10, 2000

RELEASE  DATE:    Immediate

       ANCHOR FINANCIAL TO MERGE WITH CAROLINA FIRST/IN-MARKET TRANSACTION
       -------------------------------------------------------------------
                  CREATES 4TH LARGEST SOUTH CAROLINA FRANCHISE
                  --------------------------------------------

GREENVILLE, SC -- Carolina First Corporation (Nasdaq/NM:CAFC) and Anchor Financial Corporation (Nasdaq/NM:AFSC) today announced the signing of a definitive agreement under which Anchor Financial, a $1.2 billion institution headquartered in Myrtle Beach, South Carolina, will merge with Carolina First. Based on Friday's closing stock price, the stock-for-stock merger is valued at approximately $300 million.

The resulting holding company, which will be called The South Financial Group, will have approximately $4.4 billion in assets and 108 branch offices in South Carolina, Florida, and North Carolina. Following the merger, Carolina First Bank (when combined with The Anchor Bank) will have a top 5 market share rank in the four leading metropolitan areas of South Carolina. It will also have the fourth largest deposit market share in South Carolina. The pro forma market capitalization of the combined company is expected to be approximately $715 million, or 82nd among all U.S. banks.

The merger agreement provides that Anchor shareholders will receive 2.1750 shares of Carolina First common stock for each Anchor share. Based on Carolina First's January 7th closing market price of $16.50, the exchange ratio represents a price of $35.89 for each Anchor share. Carolina First will record the acquisition, which is expected to close in the second quarter of 2000, using the pooling-of-interests method of accounting. The transaction is subject to customary regulatory approvals and the shareholder approval of both companies.

"This combination brings together two companies with complementary strategies, customers, and delivery channels," said Mack I. Whittle, Jr., President and Chief Executive Officer of Carolina First Corporation. "Our combined company will be a dominant independent financial services company in South Carolina. The merger will create the second largest bank in the history of South Carolina--the largest bank since South Carolina National, which was acquired in the early 1990s. In addition, we will have a strong market presence in the most attractive markets in the state. This is a logical expansion for Carolina First, adding in-market share and extending our presence into new coastal markets. Anchor is an exceptionally well-run organization that fits with our super community banking philosophy. This is an exciting event in the history of Carolina First."

Whittle will serve as the President and Chief Executive Officer of the combined organization. Anchor's Chairman, President, and Chief Executive Officer, Stephen
L. Chryst, will serve as Chairman and Chief Operating Officer of Carolina First Bank, the banking subsidiary for the Carolinas. The holding company board will include 5 new directors from Anchor.

"We are very pleased with what this merger means for our shareholders, customers, and community, " said Stephen L. Chryst, Chairman, President, and Chief Executive Officer of Anchor Financial. "We look forward to being an integral part of South Carolina's premier independent banking company. Our shareholders will own approximately 41% of the combined company, which is committed to serving the Carolinas and the region. We share Carolina First's focus on flexible, personalized customer service. Continuing to deliver this service will be our first priority as we combine our organizations."

Carolina First estimates cost savings opportunities, excluding savings from eliminating overlapping branch operations, to equal 35% of Anchor's 1999 annualized operating expenses, or approximately $13.8 million pre-tax. Carolina First expects the merger to be approximately 3% accretive to earnings per share in 2001. The transaction is projected to be approximately 8% dilutive to Carolina First's earnings per share in 2000, assuming only 30% of the estimated cost savings are realized in 2000. One-time, merger-related charges of approximately $20 million pre-tax are anticipated.

The holding company will be named The South Financial Group (assuming approval by Carolina First shareholders) and will remain headquartered in Greenville, South Carolina. The subsidiary bank names will be Carolina First Bank for the Carolinas, Citrus Bank for Florida, and Bank CaroLine for Internet banking. Following the expected September 2000 conversion to Carolina First Bank's systems, The Anchor Bank, Anchor Financial's principal subsidiary bank, will operate as Carolina First Bank.

Whittle added, "Our new holding company name, The South Financial Group, is designed to reflect our focus on the most attractive markets in one of the fastest growing areas of the country. Our new name also emphasizes a broad and evolving array of financial services and delivery alternatives. It means customer options, customer choice, and customer service. Our merger with Anchor fits well with this regional, more far-sighted vision for a dynamic super community banking organization."

Carolina First Corporation, headquartered in Greenville, South Carolina, is a financial services company with $3.2 billion in total assets, 62 branch offices in South Carolina and 13 branch offices in northern and central Florida. It operates Carolina First Bank, the largest South Carolina-based commercial bank; Citrus Bank, a Florida banking subsidiary; Carolina First Mortgage Company, the second largest mortgage loan servicer in South Carolina; and Carolina First Bank, F.S.B., a savings bank which offers Bank CaroLine (an Internet bank). Other subsidiaries include a full service brokerage company, an automobile finance company and a small business investment company that invests principally in bank technology companies. Carolina First's common stock trades on the Nasdaq National Market under the symbol CAFC. Carolina First's press releases are available by telefax at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 144553. Press releases along with additional information may also be found at Carolina First's web site: http://www.carolinafirst.com.

Anchor Financial Corporation, with assets of $1.2 billion, is the parent of The Anchor Bank. Anchor's common stock trades on the Nasdaq National Market under the symbol AFSC. Anchor Financial Corporation's web site at http://www.anchorfinancialcorp.com provides additional information about the company.

Carolina First and Anchor Financial will conduct a conference call today at 2:00 p.m. (ET) to discuss the transaction. To participate, please call 1-800-967-7135, access code #872324 for domestic callers and 1-719-457-2626, access code #872324 for international callers. A 48-hour rebroadcast of the call will be available beginning at approximately 3:45 p.m. (ET). Access to the rebroadcast is available via 1-888-203-1112, access code #872324 for domestic callers and 1-719-457-0820, access code #872324 for international callers.

                           Carolina First Corporation

                    Merger With Anchor Financial Corporation

                               Transaction Summary

                         Announcement: January 10, 2000

Transaction Terms:
------------------

Structure

         o        Tax-free exchange of stock

         o        Pooling-of-interests method of accounting

         o        Definitive agreement signed

         o        Due diligence completed

Terms

         o Fixed exchange ratio at 2.1750 Carolina First shares for each Anchor share

         o        19.9% lock-up option

Timing

         o        Targeted to close second quarter 2000

         o Subject to customary regulatory and shareholder (Carolina First and Anchor) approvals


Pricing Overview:
-----------------

Indicated price per share (1/7/00)                            $35.89

Indicated total purchase price                                $300 million
         (based on diluted shares outstanding)

Price to normalized trailing 4Q earnings                      19.6x

Price to 2000 EPS consensus analyst estimates                 18.9

Price to 9/30/99 diluted book value                           3.22x

Premium to Anchor market price                                37%

Premium to deposits                                           22%

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-Q for the quarter ended September 30, 1999.

CONTACTS:

Carolina First Corporation:

         William S. Hummers III, Executive Vice President, (864) 255-7913

         Mary M. Gentry, Treasurer, (864) 255-4919

Anchor Financial Corporation:

         Tommy E. Looper, Executive Vice President and Chief Financial Officer,
         (843) 946-3164

         Barbara Marshall, Marketing and Corporate Communications,
         (843) 946-3126

                                    ***END***

                                   EXHIBIT 99b

                           Carolina First Corporation
                                       and
                          Anchor Financial Corporation
                               have merged to form

                           The South Financial Group


                                January 10, 2000

                           Forward Looking Statement

The forward-looking statements being made today are subject to risks and uncertainties. The actual results of Carolina First Corporation ("Carolina First") and Anchor Financial Corporation ("Anchor") may differ materially from those set forth in such forward-looking statements. Reference is made to Carolina First's and Anchor's reports filed with the Securities and Exchange Commission for a discussion of factors that may cause such differences to occur.

                              Transaction Summary

Fixed Exchange Ratio:               2.1750 CAFC shares per AFSC Share

Price per Anchor Share:             $35.89(1)

Transaction Value:                  $300 million(1)(2)

Transaction Structure:              Pooling-of-interests
                                    Tax-free Merger
                                    19.9% Lock-up Option

Company Name:                       The South Financial Group

Headquarters:                       Greenville, SC

Board Representation:               5 Additional Directors (Total of 18)

Pro Forma Anchor Ownership:         41%

Expected Closing:                   2Q 2000

Due Diligence:                      Completed

Required Approvals:                 Regulatory
                                    Carolina First and Anchor Shareholder


(1)  Based on share price as of January 7, 2000.
(2)  Based on 8.4 million diluted AFSC shares outstanding.

                             Transaction Rationale

-        Significantly enhances presence in rapidly growing markets

-        Top 5 market position in South Carolina's four largest MSAs

         o        Boosts statewide market share to #4 from #6

-        Improves scale and leverages management/technology infrastructure

-        Low risk, in-market transaction

         o        Similar markets, customers and management team

-        Similar and successful super community bank strategies

-        Identifiable and achievable cost savings

         o        35% of Anchor overhead expenses

-        Attractive financially

                                        Expansion Within Core South Carolina Markets


                                          Carolina First                 Anchor                       Pro Forma
                                    -------------------------   ------------------------   --------------------------------
MSA                                 Branches    Share    Rank   Branches   Share    Rank   Branches  Deposits  Share   Rank
                                    --------    -----    ----   --------   -----    ----   --------  --------  -----   ----
South Carolina
   Augusta-Aiken                         3       2.0%     10       -         -        -        3       $77      2.0%     10
   Charleston-North Charleston           6       3.0      11       3        3.0      10        9       226      6.0       4
   Charlotte-Gastonia-Rock Hill          1       0.1      26       -        0.2      18        1        87      0.3      16
   Columbia                             11       9.9       4       1        2.0       9       12       595     11.8       4
   Florence                              1       1.8      12       2        1.9      11        3        45      3.6       9
   Greenville-Spartanburg-Anderson      23       9.0       5       -         -        -       23       903      9.0       5
   Myrtle Beach                          5       4.9       9       9       13.4       3       14       440     18.3       1
   South Carolina not in any MSA        12       3.1       8      13        4.4       7       25       672      7.5       4
                                    --------    -----           --------   -----           --------  --------  -----
   Total                                62       6.0%      6      28        3.0%      9       90    $3,044      8.9%      4

North Carolina
   Jacksonville                          -        -        -       1        2.8%      6       1        $15      2.8%      6
   Wilmington                            -        -        -       3        1.3      11       3         32      1.3      11
   North Carolina not in any MSA         -        -        -       1        0.1      47       1         35      0.1      47
                                    --------    -----           --------   -----           --------  --------  -----
   Total                                 -        -        -       5        4.3%      -       5        $82      4.3%      -

Florida
   Orlando                               9       1.2%     12       -         -        -       9       $172      1.2%     12
   Florida not in any MSA                4       0.5      41       -         -        -       4         50      0.5      41
                                    --------    -----                                      --------  --------  -----
   Total                                13       1.7%      -       -         -        -      13       $222      1.7%      -

Source: SNL Branch Migration database for deposits, market share and rankings as of February 23, 1999.

                               Statewide Presence


                            [Graphic Omitted -- MAP]

                                   South Carolina Competitive Profile

Dollars in Millions

                                            Market
Rank     Institution                   Capitalization (1)      Branches      Deposits      Market Share
----     -----------                   ------------------      --------      --------      ------------


1        Wachovia Corp.                     $13,495               124         $5,691           16.7%

2        Bank of America Corp.               83,119               148          4,683           13.7

3        BB&T Corp.                           8,521                92          3,515           10.3

4        Carolina First / Anchor (2)            715                90          3,044            8.9

4        First Union Corp.                   33,275                56          2,335            6.8

5        First Citizens Bancorp. of  SC         261               136          2,085            6.1

6        Carolina First Corp.                   424                62          2,034            6.0

7        First Financial Holdings Inc.          217                36          1,165            3.4

8        Synovus Financial Corp.              5,369                39          1,120            3.3

9        Anchor Financial Corp.                 211                28          1,011            3.0

10       Regions Financial Corp.              5,029                33            960            2.8

(1)  Based on share prices as of January 7, 2000.

(2)  Based on the transaction exchange ratio of 2.1750.

Source: SNL Branch Migration database for deposits, market share and rankings as of February 23, 1999.

                            Balanced Loan Portfolio



                        [Graphics Omitted - Pie Charts]




                                    CAFC Stand-alone              Pro Forma
                                    ----------------              ---------

Commercial Real Estate                   41.1%                      42.9%
Residential Real Estate                  24.0%                      21.3%
Commercial & Industrial                  20.8%                      19.4%
Consumer                                  8.1%                       6.9%
Construction                              4.9%                       6.4%
Other                                     1.0%                       3.1%

     Total                           $2.3 billion                $3.1 billion



Note: As of September 30, 1999.

                     More Diversified Sources of Fee Income

                        [Graphics Omitted - Pie Charts]


                                    CAFC Stand-alone              Pro Forma
                                    ----------------              ---------

Service Charges on Deposits              44.2%                      41.8%
Other Non-Interest Income                31.9%                      30.5%
Mortgage Banking                         13.5%                      12.6%
Trust Income                              5.6%                       9.6%
Commissions and Fees                      3.0%                       4.1%
Securities Gains                          1.7%                       1.5%


Note: Based on actual data for the nine months ended September 30, 1999; excluding non-recurring items and loan securitization income.

                        More Attractive Deposit Funding

                        [Graphics Omitted - Pie Charts ]


                                    CAFC Stand-alone              Pro Forma
                                    ----------------              ---------

Time                                     49.2%                      43.0%
Money Market & Savings                   16.5%                      23.4%
Interest Checking                        20.9%                      18.8%
Demand Deposits                          13.4%                      14.9%

     Total                           $2.4 billion               $3.4 billion




Note: As of September 30, 1999.

                                Pro Forma Impact

Dollars in Millions

                                    CAFC Stand-alone              Pro Forma
                                    ----------------              ---------

Assets                                  $3,169                     $4,393
Net Loans                                2,258                      3,110
Deposits                                 2,398                      3,352
Equity                                     412                        500
LTM Net Income(1)                           27                         51(2)





Note:  Data at or for the twelve months ended September 30, 1999.

(1)   Excludes non-recurring items.

(2)   Includes 100% of after-tax cost saves.

                                   EPS Impact

Dollars in Millions

Projected Net Income                          2000             2001
--------------------                          ----             ----


         Carolina First                      $32.3            $36.0
         Anchor                               15.9             17.6
                                             -----            -----
         Pro Forma Combined                   48.2             53.6
         After-tax Cost Savings(1)             2.8              9.5
                                             -----            -----
Pro Forma Earnings                           $51.0            $63.1

Average Diluted Shares O/S (millions)(2)      44.1             44.1

         Pro Forma EPS                       $1.16            $1.43
         Carolina First Stand-Alone           1.25             1.39


         EPS Accretion                        (7.7)%            2.7%


Note: Earnings based on median IBES estimates and IBES long-term growth rates as of January 4, 2000.

(1) Assumes 30% of synergies are realized in 2000 and 100% in 2001; 3% noninterest expense growth and a 35% tax rate.

(2)  Based on 12/31/99 pro forma combined diluted shares.

                             Estimated Cost Savings

- Cost savings are estimated to be 35% of Anchor's estimated annual non-interest operating expenses(1), or $13.8 million pre-tax

- Cost savings are expected to come from staff reductions, systems consolidations and other back office overlap

        o Cost savings estimates exclude potential benefits from branch closings

- In 5 in-market banking transactions over the last three years, Carolina First has realized cost savings ranging from 33% to 40%, for an average of 39%


Note: Synergies are expected to be realized 30% in 2000 and 100% thereafter.

(1)  Based on 9 months ended 9/30/99 annualized.

                     Carolina First Acquisition Activity -
                           1997 to 1999 (Banks Only)



                                                            Assets             Cost
Acquisition                                                Acquired           Savings
   Date        Acquisition                               (in millions)        Realized
   ----        -----------                               -------------        --------


In-Market Transactions
----------------------
10/19/98      Colonial Bank of SC                            $ 60                 40
              Camden, South Carolina

09/30/98      Poinsett Financial Corporation                   88                 40
              Travelers Rest, South Carolina

09/29/98      First National Bank of Pickens County           120                 40
              Easley, South Carolina

11/21/97      First Southeast Financial Corp.                 350                 40
              Anderson, South Carolina

07/18/97      Lowcountry Savings Bank, Inc.                    80                 33
              Mt. Pleasant, South Carolina


Out-of-Market Transactions
--------------------------
07/01/99      Citrus Bank                                    $275                 20
              Orlando, Florida

04/23/99      Citizens First National Bank                     57                 20
              Crescent City, Florida

                                         Transaction Pricing

                                                      Transaction     Carolina First        Comparable
                                                       Multiples         Multiples         Transactions
                                                       ---------         ---------         ------------
Price as a Multiple of:
        LTM Normalized EPS                               19.6x              15.7x              26.7x
        2000E EPS(1)                                     18.9               13.2               19.9
        2000E EPS with Synergies(2)                      12.1                 NA                 NA

     Book Value(3)                                       3.22x              1.04x              2.99x
     Tangible Book Value                                 3.24               1.45               3.18
     Premium to Deposits                                 22.2%               5.4%             26.5%
     Premium to Market                                   37.4                 NA              33.0


Note: Transactions in the southeast 1997 - 1999 with $250 - $750 million in purchase price, as compiled by Salomon Smith Barney.

(1)  Earnings based on median IBES estimates as of January 4, 2000.

(2) Includes 100% realization of synergies in 2000, although management expects 30% synergies to be phased in 2000.

(3)  Diluted book value includes the exercise of options.

                                    Summary

-        Expansion in attractive, rapidly growing markets

-        Consistent with strategy

-        Low risk transaction

-        Significant, attainable synergies

-        Attractive financially